Exhibit 99.6

Schedule of Registrant's Independent Contractors and the Number of Shares Issued Pursuant to their Respective Independent Contractor Agreement with Registrants.

Name	Total Compensation	Total Shares
Alvarez Jr, Mario	$49,862.81	1,678,882
Alvarez, Kimberly	$7,645.31	257,418
Alvarez, Nathan	$35,696.11	1,201,889
Alvarez, Stephanie	$5,496.30	185,061
Arana, Jose A	$24,856.82	836,930
Bursztyn, Leon	$12,317.95	414,746
Chen, Robert	$29,843.41	1,004,829
Crooks, Karl	$24,900.00	838,384
Di Gianvito Butler, Domenico	$120,000.00	4,040,404
Gutierrez, Isidoro	$63,122.43	2,125,334
Gutierrez, Jaysen	$8,247.14	277,681
Gutierrez, Richard	$45,150.96	1,520,234
Hobbs, Kenneth	$53,433.67	1,799,113
Jones, Leslie A	$30,515.42	1,027,455
Lobdell, Henry	$21,857.06	735,928
Matula, Tim	$18,205.50	612,980
McCarty, Steven	$24,900.00	838,384
McEwen, Sean	$36,987.53	1,245,371
Mulligan, Susan	$10,000.00	336,700
Schottland, Jeffrey	$24,900.00	838,384
Schwarz, Oliver	$37,416.27	1,259,807
Smith, Steve O	$17,352.73	584,267
Stowell, Ann	$37,379.80	1,258,579
Trujillo, Carlos	$58,345.33	1,964,489
Waggoner, Kenneth	$36,936.92	1,243,667
Yang, James (Shih-Hsiung)	$12,999.99	437,710

Totals	$848,369.46	28,564,626